As filed with the Securities and Exchange Commission on September 9, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERITRADE HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	82-0543156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4211 South 102nd Street
Omaha, Nebraska 68127
(Address of principal executive offices) (zip code)

Datek 2001 Stock Incentive Plan
(Full title of the plan)

Ellen L. S. Koplow, Esq.
Ameritrade Holding Corporation
134 National Business Parkway
Fourth Floor
Annapolis Junction, Maryland 20701
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (240) 568-3503 copy to

Carol S. Rivers, Esq.
Mayer, Brown, Rowe & Maw
190 S. LaSalle Street
Chicago, Illinois 60603

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Securities	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
to be Registered	Registered	Offering Price per Share(1)	Price(1)	Registration Fee

Common Stock, $0.01 par value	15,976,268	$3,485	$55,677,293.98	$5,123

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the Class A Common Stock on the Nasdaq National Market on September 3, 2002.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

The following documents, which have heretofore been filed by Ameritrade Holding Corporation (the “Registrant”) with the Securities and Exchange Commission or assumed by the Registrant as the successor issuer to Ameritrade Online Holdings Corp. (formerly “Ameritrade Holding Corporation”) are incorporated by reference herein and shall be deemed to be a part hereof:

a.	Form 10-K for the year ended September 28, 2001;

b.	Forms 10-Q for the quarters ended December 31, 2001, March 29, 2002 and June 28, 2002;

c.	Forms 8-K filed November 20, 2001, April 9, 2002, August 30, 2002 and September 5, 2002; and

d.	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on September 5, 2002.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Not applicable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

             See Index to Exhibits.

Item 9. Undertakings.

A.         Rule 415 Offering.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.         Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.         Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant’s charter or by-laws or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska, on September 9, 2002.

Ameritrade Holding Corporation

By:	/s/ Joseph H. Moglia
Its: Joseph H. Moglia, Chief Executive Officer

     Each person whose signature appears below constitutes and appoints each of J. Joe Ricketts, Joseph H. Moglia and John R. MacDonald such person’s true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph H. Moglia Joseph H. Moglia	Chief Executive Officer (Principal Executive Officer)	September 9, 2002

/s/ John R. MacDonald John R. MacDonald	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 9, 2002

/s/ J. Joe Ricketts J. Joe Ricketts	Director	September 9, 2002

/s/ Michael D. Fleisher Michael D. Fleisher	Director	September 9, 2002

Glenn H. Hutchins	Director	September 9, 2002

/s/ C. Kevin Landry C. Kevin Landry	Director	September 9, 2002

/s/ Mark L. Mitchell Mark L. Mitchell	Director	September 9, 2002

Signature	Title	Date

/s/ Stephen Pagliuca Stephen Pagliuca	Director	September 9, 2002

/s/ J. Peter Ricketts J. Peter Ricketts	Director	September 9, 2002

/s/ Thomas S. Ricketts Thomas S. Ricketts	Director	September 9, 2002

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Form 8-A filed September 5, 2002)

4.2	Datek 2001 Stock Incentive Plan

5.1	Opinion of Mayer, Brown, Rowe & Maw

15.1	Independent accountants’ awareness letter

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages hereto)